Exhibit 99.1

Brightcove Announces Financial Results for Third Quarter 2013

•     Generates non-GAAP income from operations for first time in company’s history

BOSTON, MA (October 24, 2013) – Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, today announced financial results for the quarter ended September 30, 2013.

“Brightcove delivered solid third quarter results, highlighted by 29% growth in total revenue combined with our first quarterly non-GAAP operating profit in the company’s history,” said David Mendels, Chief Executive Officer of Brightcove. “The shift to online and mobile consumption of digital media continues to accelerate and customers are looking for a flexible, robust and cost-effective platform that enables them to deliver a compelling viewing experience to their customers. As the leading online video platform, we believe Brightcove is well positioned to capitalize on this significant trend.”

Third Quarter 2013 Financial Highlights:

Revenue: Total revenue for the third quarter of 2013 was $28.5 million, an increase of 29% compared to $22.1 million for the third quarter of 2012. Subscription and support revenue was $26.5 million, an increase of 23% compared with $21.5 million for the third quarter of 2012. Professional services and other revenue was $2.0 million, compared to $568,000 for the third quarter of 2012.

Gross Profit: Gross profit for the third quarter of 2013 was $19.3 million, compared to $15.1 million for the third quarter of 2012, and gross margin was 68% for the third quarter of 2013. Non-GAAP gross profit for the third quarter of 2013 was $19.6 million, representing a year-over-year increase of 28% and a non-GAAP gross margin of 69%. Non-GAAP gross profit and non-GAAP gross margin exclude stock-based compensation expense and the amortization of acquired intangible assets.

Loss from Operations: Loss from operations was $1.3 million for the third quarter of 2013, compared to a loss of $3.7 million for the third quarter of 2012. Non-GAAP income from operations, which excludes stock-based compensation expense, the amortization of acquired intangible assets and merger-related expenses, was $1.1 million for the third quarter of 2013, compared to a non-GAAP loss from operations of $1.3 million during the third quarter of 2012.

Net Loss: Net loss attributable to common stockholders was $1.3 million, or $0.04 per basic and diluted share, for the third quarter of 2013. This compares to a net loss attributable to common stockholders of $611,000, or $0.02 per basic and diluted share, for the third quarter of 2012.

Non-GAAP net income attributable to common stockholders, which excludes stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses and merger-related tax adjustments, was $1.1 million for the third quarter of 2013, or $0.04 per diluted share, compared to a non-GAAP net loss attributable to common stockholders of $1.5 million for the third quarter of 2012, or $0.05 per diluted share.

Balance Sheet and Cash Flow: As of September 30, 2013, Brightcove had $34.1 million of cash, cash equivalents and investments, compared to $30.5 million at June 30, 2013. Brightcove generated $4.8 million in cash from operations and invested $1.4 million in capital expenditures, leading to free cash flow of $3.4 million for the third quarter of 2013. Free cash flow was negative $1.4 million for the third quarter of 2012.

A Reconciliation of GAAP to Non-GAAP results has been provided in the financial statement tables included at the end of this press release. An explanation of these measures is also included below under the heading “Non-GAAP Financial Measures.”

Other Third Quarter and Recent Highlights

•	Ended the quarter with 6,374 customers, which included a net increase of 53 premium customers. Among the list of new customers are Green Mountain Roasters, The Coca Cola Export Corporation, IBM, Golf Digest Online, EVS, UTV and Sanofi-Aventis Groupe,

•	ExactTarget launched a new online video portal with a full library of live and on-demand content that can be viewed across all devices using the Brightcove Video Cloud online video platform. ExactTarget was also one of 35 customers who deployed our Live Module in its first full quarter of availability to live stream its Connections 2013 event that was held in September.

•	Viacom launched Brightcove’s Video Cloud and native player app solutions to enable their second screen and TV Everywhere offerings by delivering high-quality, long-form video experiences to Apple iOS, Google Android and Xbox devices.

•	EVS, a global provider of live video production systems, chose Brightcove’s Zencoder cloud-based encoding service to power transcoding for its C-Cast solution.

Business Outlook

Based on information as of today, October 24, 2013, the Company is issuing the following financial guidance:

Fourth Quarter 2013:

The Company expects revenue to be $28.0 million to $28.5 million, and non-GAAP income from operations to be $350,000 to $650,000. Assuming approximately 28.7 million shares outstanding, Brightcove expects its net loss per diluted share attributable to common stockholders to be $0.09 to $0.10, which includes estimates for stock-based compensation expense of $1.6 million, merger-related expenses of $180,000 and amortization of acquired intangible assets of $430,000. Assuming approximately 30.9 million shares outstanding, Brightcove expects its non-GAAP net income per diluted share attributable to common stockholders to be $0.00 to $0.01, which excludes the estimated expenses referenced in the previous sentence.

Full Year 2013:

The Company is raising its 2013 financial guidance for revenue and non-GAAP loss from operations. Revenue is expected to be $108.0 million to $108.5 million, and non-GAAP loss from operations is expected to be $350,000 to $650,000. Assuming approximately 28.3 million shares outstanding, Brightcove expects its net loss per diluted share attributable to common stockholders to be $0.40 to $0.41, which includes estimates for stock-based compensation expense of $6.4 million, merger-related expenses of $1.7 million and amortization of acquired intangible assets of $1.7 million. Brightcove expects its non-GAAP net loss per diluted share attributable to common stockholders to be $0.05 to $0.06, which excludes the estimated expenses referenced in the previous sentence.

Conference Call Information

Brightcove will host a conference call today, October 24, 2013, at 5:00 p.m. (Eastern Time) to discuss the Company’s financial results and current business outlook. To access the call, dial 877-407-3982 (domestic) or 201-493-6780 (international). A replay of this conference call will be available for a limited time at 877-870-5176 (domestic) or 858-384-5517 (international). The replay conference ID is 10000434. A replay of the webcast will also be available for a limited time at http://investor.brightcove.com.

About Brightcove

Brightcove Inc. (NASDAQ: BCOV), a leading global provider of cloud services for video, offers a family of products that revolutionize the way organizations deliver video experiences. The company’s products include Video Cloud, the market-leading online video platform and Zencoder, a leading cloud-based media processing service and HTML5 video player technology provider. Brightcove has more than 6,300 customers in over 70 countries that rely on Brightcove cloud content services to build and operate video experiences across PCs, smartphones, tablets and connected TVs. For more information, visit http://www.brightcove.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning our financial guidance for the fourth fiscal quarter of 2013 and the full year of 2013, our position to execute on our growth strategy, and our ability to penetrate our market and expand our leadership position. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” or words of similar meaning. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that the plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation, risks associated with our history of losses, our limited operating history, expectations regarding the widespread adoption of customer demand for our Video Cloud and Zencoder products, our ability to expand the sales of our products to customers located outside the U.S., keeping up with the rapid technological change required to remain competitive in our industry, our ability to retain existing customers, our ability to manage our growth effectively and successfully recruit additional highly-qualified personnel, the price volatility of our common stock, and other risks set forth under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K, as updated by our subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

Non-GAAP Financial Measures

Brightcove has provided in this release the non-GAAP financial measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP income/(loss) from operations, non-GAAP net income/(loss) attributable to common stockholders and non-GAAP diluted net income/(loss) per share attributable to common stockholders. Brightcove uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating Brightcove’s ongoing operational performance. Brightcove believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in Brightcove’s industry, many of which present similar non-GAAP financial measures to investors. As noted, the non-GAAP financial results discussed above exclude stock-based compensation expense, the amortization of acquired intangible assets, merger-related expenses, the accretion of dividends on redeemable convertible preferred stock, and merger-related tax adjustments.

Non-GAAP financial measures have limitations as an analytical tool and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. As previously mentioned, a reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release. The Company’s earnings press releases containing such non-GAAP reconciliations can be found on the Investors section of the Company’s web site at http://www.brightcove.com.

Investor Contact:

Brian Denyeau

ICR for Brightcove

brian.denyeau@icrinc.com

646-277-1251

Media Contact:

Kristin Leighton

Brightcove Inc.

kleighton@brightcove.com

617-245-5094

Brightcove Inc.

Condensed Consolidated Balance Sheets

(in thousands)

(unaudited)

	September 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$30,099	$21,708
Short-term investments	4,004	8,264
Restricted cash	163	102
Accounts receivable, net of allowance	20,275	18,956
Prepaid expenses and other current assets	4,848	2,987
Deferred tax asset	163	187

Total current assets	59,552	52,204
Long-term investments	—	3,069
Property and equipment, net	7,208	8,400
Intangible assets, net	9,098	10,387
Goodwill	22,018	22,018
Restricted cash	201	201
Other assets	712	714

Total assets	$98,789	$96,993

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$1,483	$619
Accrued expenses	12,235	11,639
Deferred revenue	24,826	19,103

Total current liabilities	38,544	31,361
Deferred revenue, net of current portion	60	113
Other liabilities	1,224	1,027

Total liabilities	39,828	32,501

Stockholders’ Equity:
Common stock	28	28
Additional-paid-in-capital	174,019	167,912
Accumulated other comprehensive (loss) income	(207)	572
Accumulated deficit	(114,879)	(105,862)

Total stockholders’ equity attributable to Brightcove Inc.	58,961	62,650
Non-controlling interest in consolidated subsidiary	—	1,842

Total stockholders’ equity	58,961	64,492
Total liabilities and stockholders’ equity	$98,789	$96,993

Brightcove Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
Revenue:
Subscription and support revenue	$26,535	$21,503	$75,887	$61,057
Professional services and other revenue	1,992	568	4,262	2,578

Total revenue	28,527	22,071	80,149	63,635
Cost of revenue: (1) (2)
Cost of subscription and support revenue	7,047	5,822	21,441	16,250
Cost of professional services and other revenue	2,201	1,151	5,393	3,531

Total cost of revenue	9,248	6,973	26,834	19,781

Gross profit	19,279	15,098	53,315	43,854

Operating expenses: (1) (2)
Research and development	5,607	4,771	15,650	13,512
Sales and marketing	10,159	9,429	30,855	28,182
General and administrative	4,460	3,855	13,840	11,766
Merger-related	370	756	1,461	1,235

Total operating expenses	20,596	18,811	61,806	54,695

Loss from operations	(1,317)	(3,713)	(8,491)	(10,841)
Other income (expense), net	104	42	(359)	(494)

Loss before income taxes and non-controlling interest in consolidated subsidiary	(1,213)	(3,671)	(8,850)	(11,335)
Provision for (benefit from) income taxes	55	(3,280)	149	(3,222)

Consolidated net loss	(1,268)	(391)	(8,999)	(8,113)
Net income attributable to noncontrolling interest in consolidated subsidiary	—	(220)	(20)	(422)

Net loss attributable to Brightcove Inc.	(1,268)	(611)	(9,019)	(8,535)
Accretion of dividends on redeemable convertible preferred stock	—	—	—	(733)

Net loss attributable to common stockholders	$(1,268)	$(611)	$(9,019)	$(9,268)

Net loss per share attributable to common stockholders—basic and diluted	$(0.04)	$(0.02)	$(0.32)	$(0.39)

Weighted-average shares —basic and diluted	28,346	27,479	28,185	23,540

(1) Stock-based compensation included in above line items:
Cost of subscription and support revenue	$60	$31	$185	$86
Cost of professional services and other revenue	53	32	117	79
Research and development	354	191	902	408
Sales and marketing	557	435	1,641	1,050
General and administrative	561	769	1,891	2,045

(2) Amortization of acquired intangible assets included in the above line items:
Cost of subscription and support revenue	$253	$127	$759	$127
Research and development	9	5	29	5
Sales and marketing	166	83	500	83

Brightcove Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	Nine Months Ended September 30,
	2013	2012
Operating activities
Net loss	$(8,999)	$(8,113)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,562	3,109
Stock-based compensation	4,736	3,668
Deferred income tax benefit	—	(3,313)
Change in fair value of warrants	—	(28)
Provision for reserves on accounts receivable	351	91
Amortization of premium on investments	69	94
Amortization of deferred financing costs	—	44
Loss on disposal of equipment	—	83
Changes in assets and liabilities:
Accounts receivable	(1,795)	(4,737)
Prepaid expenses and other current assets	(1,285)	(500)
Other assets	(11)	321
Accounts payable	902	(1,051)
Accrued expenses	481	1,055
Deferred revenue	5,790	5,376

Net cash provided by (used in) operating activities	4,801	(3,901)

Investing activities
Maturities of investments	7,260	200
Purchases of investments	—	(14,105)
Purchases of property and equipment	(1,926)	(6,107)
Capitalization of internal-use software costs	(426)	(24)
Increase in restricted cash	(61)	—
Cash paid for acquisition, net of cash acquired	—	(27,210)

Net cash provided by (used in) investing activities	4,847	(47,246)

Financing activities
Proceeds from exercise of stock options	585	1,047
Purchase of non-controlling interest in consolidated subsidiary	(1,084)	—
Proceeds from issuance of common stock in connection with initial public offering, net of offering costs	—	56,762
Payments under term loan	—	(7,000)

Net cash (used in) provided by financing activities	(499)	50,809

Effect of exchange rate changes on cash	(758)	51

Net increase (decrease) in cash and cash equivalents	8,391	(287)
Cash and cash equivalents at beginning of period	21,708	17,227

Cash and cash equivalents at end of period	$30,099	$16,940

Brightcove Inc.

Reconciliation of GAAP Gross Profit, GAAP Loss From Operations, GAAP Net Loss and GAAP Net Loss Per Share to

Non-GAAP Gross Profit, Non-GAAP Income (Loss) From Operations, Non-GAAP Net Income (Loss) and Non-GAAP Net Income (Loss) Per Share

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
GROSS PROFIT:
GAAP gross profit	$19,279	$15,098	$53,315	$43,854
Stock-based compensation expense	113	63	302	165
Amortization of acquired intangible assets	253	127	759	127

Non-GAAP gross profit	$19,645	$15,288	$54,376	$44,146

LOSS FROM OPERATIONS:
GAAP loss from operations	$(1,317)	$(3,713)	$(8,491)	$(10,841)
Stock-based compensation expense	1,585	1,458	4,736	3,668
Merger-related expenses	370	756	1,461	1,235
Amortization of acquired intangible assets	428	215	1,288	215

Non-GAAP income (loss) from operations	$1,066	$(1,284)	$(1,006)	$(5,723)

NET LOSS:
GAAP net loss attributable to common stockholders	$(1,268)	$(611)	$(9,019)	$(9,268)
Stock-based compensation expense	1,585	1,458	4,736	3,668
Merger-related expenses	370	756	1,461	1,235
Accretion of dividends on redeemable convertible preferred stock	—	—	—	733
Amortization of acquired intangible assets	428	215	1,288	215
Merger-related tax adjustments	—	(3,313)	—	(3,313)

Non-GAAP net income (loss) attributable to common stockholders	$1,115	$(1,495)	$(1,534)	$(6,730)

GAAP diluted net loss per share attributable to common stockholders	$(0.04)	$(0.02)	$(0.32)	$(0.39)

Non-GAAP diluted net income (loss) per share attributable to common stockholders	$0.04	$(0.05)	$(0.05)	$(0.29)

Shares used in computing GAAP diluted net loss per share attributable to common stockholders	28,346	27,479	28,185	23,540
Shares used in computing Non-GAAP diluted net income (loss) per share attributable to common stockholders	30,103	27,479	28,185	23,540